Exhibit 99.3
Second Quarter 2009 Financial Results Supplement August 7, 2009

Table of contents

GAAP financial results Line 1: Net interest income benefited from a generally more favorable funding environment during the second quarter. Line 3: The company recorded net mark-to- market gains on its derivative portfolio, trading securities, and guarantee asset in 2Q 2009. These gains were primarily attributable to increased long-term interest rates. Partially offsetting these gains were net impairment of available-for-sale securities of $2.2 billion, which reflects the April 1, 2009 adoption of FSP FAS 115-2 and FAS 124-2. Line 8: Decreased credit-related expenses during 2Q 2009 primarily reflect a lower provision for credit losses of $5.2 billion compared to $8.8 billion in 1Q 2009. The decrease in provision expense resulted from lower reserve growth, and to a lesser extent, the impact of enhancements made to the company's methodology for estimating its loan loss reserves. Line 9: Losses on loans purchased during 2Q 2009 decreased to $1.2 billion reflecting a decline in the number of delinquent or modified loans purchased from PC pools. The decline in purchase volume was partially attributable to Freddie Mac's foreclosure prevention efforts during the quarter. Note: Certain amounts in prior periods have been reclassified to conform to the current presentation.

Total equity and Purchase Agreement with Treasury 1 Net worth represents the difference between the company's assets and liabilities under GAAP. With the adoption of SFAS 160 on January 1, 2009, the company's net worth is now equal to its total equity (deficit). Prior to adoption of SFAS 160, total stockholders' equity (deficit) was substantially the same as net worth except that it excluded noncontrolling interests (previously referred to as minority interests). As a result of SFAS 160, noncontrolling interests are classified as part of total equity (deficit). 2Q 2008 data has been restated to reflect the impact of SFAS 160. 2 As a result of the company's adoption of FSP FAS 115-2 and FAS 124-2 on April 1, 2009, the company recognized a cumulative-effect adjustment of $15.0 billion to its opening balance of retained earnings (accumulated deficit), with a corresponding adjustment of $(9.9) billion, net of tax, to AOCI. The difference of $5.1 billion represents an increase in total equity primarily resulting from the release of the valuation allowance previously recorded against the company's deferred tax asset that is no longer required upon adoption of this FSP. 3 Second quarter 2009 Dividends and other, net includes a cash dividend payment of $1.1 billion to the U.S. Department of the Treasury (Treasury) on June 30, 2009 for the period from April 1, 2009 through June 30, 2009 on the senior preferred stock issued to Treasury. 4 On June 30, 2009, the company received $6.1 billion pursuant to the Senior Preferred Stock Purchase Agreement (Purchase Agreement) with Treasury. As a result of this draw under the Purchase Agreement, the aggregate liquidation preference of the senior preferred stock increased to $51.7 billion, and Treasury is entitled to annual cash dividends of $5.2 billion. 5 Remaining funding amount on line 10 excludes the initial $1 billion of senior preferred stock issued to Treasury as consideration for its funding commitment, but includes requested draws on line 9.

Cumulative effect of adoption of FSP FAS 115-2 and FAS 124-21 1 As a result of the company's adoption of FSP FAS 115-2 and FAS 124-2 effective on April 1, 2009, the credit and non-credit components of other-than-temporary impairments (OTTI) of securities will be treated independently. Credit OTTI will be recognized into earnings. Non-credit OTTI will be recorded, net of tax, as unrealized losses in AOCI. 2 Includes a cumulative-effect adjustment to reclassify the non-credit component of OTTI previously recognized in earnings on the company's portfolio of non-agency mortgage- related securities from Retained earnings (accumulated deficit) to AOCI. This difference represents an increase in total equity primarily resulting from the release of the valuation allowance previously recorded against the company's deferred tax asset that is no longer required upon adoption of FSP FAS 115-2 and FAS 124-2.

Business revenues 1 Represents period-end unpaid principal balance (UPB). 2 Fully taxable-equivalent basis. 2 2 1 1

Reserve for loan losses

Quarterly mark-to-market items Line 1: Increased gains on the derivative portfolio were primarily driven by the impacts of a steepened yield curve on the company's net pay-fixed swaps portfolio. Line 2: Increased gains on the guarantee asset were primarily driven by increased interest rates, which resulted in slower forecasted prepayment speeds, thereby extending the life of the underlying loans. Line 6: AFS security impairments declined during 2Q 2009 following certain accounting changes related to the separation of security impairments into credit and non-credit components. AFS security impairments of $2.2 billion recognized in 2Q 2009 earnings reflect deterioration in the collateral underlying the company's portfolio of non-agency mortgage-related securities. 1 2Q 2009 AFS security impairments recognized in earnings are primarily credit-related as a result of the company's adoption of FSP FAS 115-2 and FAS 124-2 on April 1, 2009. Prior period amounts include both credit and non-credit security impairments.

Single-family foreclosure alternatives Helped more than 29,000 borrowers avoid foreclosure or sell their properties through our traditional delinquency resolution programs. Implemented the Freddie Mac Relief Refinance MortgageSM (HARP) and the Home Affordable Modification program (HAMP). As of June 30, 2009, the company had helped refinance approximately 28,500 loans under HARP and it had approximately 16,000 loans in three-month HAMP trial periods. Modified the Relief Refinance Mortgage offering to give borrowers the ability to refinance a Freddie Mac- owned or guaranteed mortgage with any lender affiliated with Freddie Mac. In addition, we increased the maximum loan-to-value ratio to 125 percent of the current value of the property effective October 1, 2009. 1 Under this modification type, past due amounts are added to the principal balance of the original contractual loan amount. 2 Approximate number based on information from certain of Freddie Mac's servicers who service a majority of its loans.

Credit Supplement

National home prices have experienced a cumulative decline of 16.8% since June 20061 1 National home prices use the internal Freddie Mac Index, which is value-weighted based on Freddie Mac's single-family portfolio. The U.S. index is a monthly series; quarterly growth rates are calculated as a 3-month change based on the final month of each quarter. Cumulative decline of 16.8% calculated as a cumulative compound growth rate. Source: Freddie Mac.

45 States and Washington, DC had home price declines from June 2008 to June 20091 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family portfolio. The state index is a monthly series; annual growth rates are calculated as a 12-month change. Source: Freddie Mac. United States -8.3% -2.3 -3.3 -5.4 -22.7 -13.5 0.4 RI -11.4 CT -6.8 DC -5.5 -5.3 -18.7 -8.5 -14.5 -0.2 -10.7 -7.1 -2.2 1.8 -1.9 -1.2 -2.1 -11.4 0.4 -8.2 -7.5 -2.6 -3.2 -6.1 -2.7 4.6 -1.9 -6.1 -7.6 -3.8 -28.5 -6.5 -4.7 -0.5 -13.1 -4.2 -5.4 -1.1 -4.9 0.1 -11.6 -8.3 -3.8 -11.4 -5.2 -1.9 -4.6 >= 0% -4 to 0% < -12% -8 to -4% -12 to -8%

Single-family credit statistics1 1 Beginning in November 2008, Freddie Mac periodically suspended foreclosure transfers of occupied homes and evictions for those homes eligible for certain foreclosure alternative programs, including the Making Home Affordable Program (MHA Program). These periodic activities will create fluctuations in the company's credit statistics which may include, but are not limited to, reductions in REO inventory, reductions in credit losses, and increases in reported delinquency rates, among others. For more information on the impact of these actions see the company's Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009. 2 During the second quarter of 2009, the company's existing and newly acquired REO required fewer market-based write-downs as the fair value of REO at acquisition better reflected (through higher charge-offs) the proceeds at REO disposition. 3 Calculated as annualized credit losses divided by the average total single-family portfolio, excluding non-Freddie Mac mortgage-related securities and the portion of Structured Securities that is backed by Ginnie Mae Certificates. 4 Consists of total single-family portfolio and single-family REO balances shown on line 9. 5 Consists of loans purchased from PC pools due to borrower's delinquency and loan modifications accounted for under SOP 03-3. 6 REO ending inventory (number of units) was 22,029, 29,145, and 34,699 at June 30, 2008, March 31, 2009, and June 30, 2009, respectively.

Single-family credit losses by book year1 and state 1 Book year indicates year of loan origination. 2 Credit losses consist of the aggregate amount of charge-offs, net of recoveries, and the amount of REO operations expense in each of the respective periods. 3 Based on the number of mortgages 90 days or more delinquent or in foreclosure. Percentage based on loan counts. Includes certain Structured Transactions. The total delinquency rate excluding all Structured Transactions was 2.78% at June 30, 2009.

1 Based on the number of mortgages 90 days or more delinquent or in foreclosure. UPB amounts exclude certain Structured Transactions. 2 Based on the UPB of loans at the time of REO acquisition. 3 Credit losses consist of the aggregate amount of charge-offs, net of recoveries, and the amount of REO operations expense. Single-family 2Q 2009 credit losses & REO counts by region and state

Single-family portfolio characteristics 1 Based on the unpaid principal balance of the underlying mortgage loans in the single-family portfolio. Disclosures include all Structured Transactions where loan characteristics data exists. 2 Loans purchased through bulk transactions and identified as Alt-A by the seller and certain other loans identified internally by Freddie Mac as having low or no documentation. 3 Although many borrowers likely have third-party 2nd liens, this represents borrowers' secondary mortgage loan financing guaranteed by Freddie Mac. 4 Includes Structured Transactions. The total delinquency rate excluding all Structured Transactions was 2.78% at June 30, 2009. Note: Categories other than total portfolio are based on internal management reports as of June 30, 2009 or most current period prior to June 30, 2009. Numbers are not additive across columns. 4

Single-family portfolio characteristics 1 Based on the unpaid principal balance of the underlying mortgage loans in the single-family portfolio. Disclosures include all Structured Transactions where loan characteristics data exists. 2 Loans purchased through bulk transactions and identified as Alt-A by the seller and certain other loans identified internally by Freddie Mac as having low or no documentation. 3 Indicates year of loan origination. Note: Categories other than total portfolio are based on internal management reports as of June 30, 2009 or most current period prior to June 30, 2009. Individual categories are not exclusive, and are not additive across columns.

Single-family credit profile by book year and product feature 1 Based on the unpaid principal balance of the underlying mortgage loans in the single-family portfolio. Disclosures include all Structured Transactions where loan characteristics data exists. 2 Indicates year of loan origination. 3 Includes Structured Transactions. The total delinquency rate excluding all Structured Transactions was 2.78% at June 30, 2009. 3

Single-family portfolio composition by product 1 Based on the number of mortgages 90 days or more delinquent or in foreclosure. Percentage based on loan counts. 2 Includes 40-year and 20-year fixed-rate mortgages. 3 Interest-only includes adjustable-rate and fixed-rate mortgages.

Total Single-family portfolio serious delinquencies by book year Note: Excludes Structured Transactions. Book year indicates year of loan origination.

Total Single-family portfolio cumulative default rates1 by book year 1 Represents the cumulative transition rate of loans to a default event, and is calculated for each year of origination as the number of loans that have proceeded to foreclosure acquisition or other disposition events, excluding liquidations through voluntary pay-off, divided by the number of loans in our single-family mortgage portfolio. Excludes certain Structured Transactions. 0.14% 1.25% 1.80% 1.15% 0.66% 0.40% 0.64% 0.77% 1.07% Yr1-Q2

Safe Harbor Statements Freddie Mac obligations Freddie Mac's securities are obligations of Freddie Mac only. The securities, including any interest or return of discount on the securities, are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. No offer or solicitation of securities This presentation includes information related to, or referenced in the offering documentation for, certain Freddie Mac securities, including offering circulars and related supplements and agreements. Freddie Mac securities may not be eligible for offer or sale in certain jurisdictions or to certain persons. This information is provided for your general information only, is current only as of its specified date and does not constitute an offer to sell or a solicitation of an offer to buy securities. The information does not constitute a sufficient basis for making a decision with respect to the purchase or sale of any security. All information regarding or relating to Freddie Mac securities is qualified in its entirety by the relevant offering circular and any related supplements. Investors should review the relevant offering circular and any related supplements before making a decision with respect to the purchase or sale of any security. In addition, before purchasing any security, please consult your legal and financial advisors for information about and analysis of the security, its risks and its suitability as an investment in your particular circumstances. Forward-looking statements Freddie Mac's presentations contain forward-looking statements pertaining to Freddie Mac's business and future business plans, liquidity, capital management, economic and market conditions and trends, market share, credit losses and credit- related expenses, returns on investments, results of operations and/or financial condition. Management's expectations for the company's future necessarily involve a number of assumptions, judgments and estimates, and various factors, including changes in market conditions, liquidity, mortgage-to-debt OAS, credit outlook, actions by FHFA, the Federal Reserve, and Treasury, and the impacts of newly enacted legislation or regulations and new or amended accounting standards, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates and factors are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, and Current Reports on Form 8-K, which are available on the Investor Relations page of the company's Web site at www.FreddieMac.com/investors and the Securities and Exchange Commission's Web site at www.sec.gov. The company undertakes no obligation to update forward- looking statement it makes to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.